UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of Report (Date of earliest event reported): May 17, 2012

US ECOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-11688	95-3889638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Lakepointe Centre I, 300 E. Mallard Drive, Suite 300 Boise, Idaho (Address of principal executive offices)		83706 (Zip Code)

(208) 331-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders (the “Annual Meeting”) of US Ecology, Inc. (“Company”) was held on May 17, 2012.  At the Annual Meeting, the Company’s stockholders approved three proposals.  The proposals below are described in the Company’s definitive proxy statement dated April 4, 2012.  Of the 18,244,436 shares outstanding and entitled to vote, 16,895,421 shares were represented.  The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

(i)  Election of Directors - The following persons were elected as directors to hold office until the next annual meeting of stockholders or until their death, resignation or removal.

	Votes For	Votes Against	Votes Abstained
Victor J. Barnhart	13,629,461	754,840	19,443
James R. Baumgardner	13,149,224	1,239,185	15,335
Joe F. Colvin	14,170,852	212,930	19,962
Daniel Fox	14,277,646	109,269	16,829
Jeffrey S. Merrifield	14,142,816	241,260	19,668
John W. Poling	12,958,169	1,425,895	19,680
Stephen A. Romano	13,915,425	472,871	15,448

(ii)  Ratification of the Company's Independent Registered Public Accounting Firm - The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2012 fiscal year.  The voting results were 16,835,327 shares “FOR”, 48,373 shares “AGAINST” and 11,721 shares “ABSTAIN.”

(iii) Advisory Vote on Executive Compensation – The Company’s stockholders approved by non-binding vote the executive compensation of certain executive officers.  The voting results were 12,253,869 shares “FOR”, 1,994,447 shares “AGAINST” and 155,428 shares “ABSTAIN.”

There were 2,491,677 broker non-votes with respect to the election of each director and the proposal to approve executive compensation.  There were no broker non-votes with respect to the appointment of the independent registered public accounting firm.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US ECOLOGY, INC.
(Registrant)

Date: May 21, 2012	By: /S/ Jeffrey R. Feeler
Jeffrey R. Feeler
Vice President and Chief Financial Officer

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